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   BOSTON                                        Latham & Watkins                                       NEW YORK
  BRUSSELS                                       ATTORNEYS AT LAW                                   NORTHERN VIRGINIA
  CHICAGO                                           www.lw.com                                        ORANGE COUNTY
 FRANKFURT                                                                                                PARIS
  HAMBURG                                      ____________________                                     SAN DIEGO
 HONG KONG                                                                                            SAN FRANCISCO
   LONDON                                                                                            SILICON VALLEY
LOS ANGELES                                                                                             SINGAPORE
   MOSCOW                                                                                                 TOKYO
 NEW JERSEY                                                                                         WASHINGTON, D.C.
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                                                    December 23, 2002

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
250 Vesey Street
New York, New York 10080

                  Re:      Merrill Lynch Mortgage Investors, Inc.
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, an "Agreement") between the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer") and a special servicer (the "Special Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series.

                  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Certificates, and for the purposes of this opinion, have assumed such proceedings will be completed in the manner presently proposed by the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed, with respect to each Series of Certificates, that:

                  (a) each party to the related Agreement has the power and authority to enter into and perform all of such party's obligations thereunder, and

                  (b) when the related Agreement has been duly authorized by all necessary action, executed and delivered by each party thereto, it will constitute the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

--------------------------------------------------------------------------------
       53rd at Third o 885 Third Avenue o New York, New York I0022-4802
                TELEPHONE: (2I2) 906-I200 o FAX: (2I2) 75I-4864
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LATHAM & WATKINS

Merrill Lynch Mortgage Investors, Inc.
December 23, 2002
Page 2


                  We are opining only as to the effect of the Federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, we are of the opinion that when the Registration Statement has become effective and a Series has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and the Agreement has been duly executed, authenticated and delivered by the parties thereto and the Certificate have been duly executed, authenticated and delivered by the Trustee against payment in accordance with the terms of the related underwriting agreement, such Series will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

                  The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and
(iv) possible limitations arising from applicable laws other than those referred to in the preceding clause (i) upon the remedial provisions contained in any Agreement, but such limitations do not in our opinion of themselves make the remedies afforded inadequate for the practical realization of the benefits purported to be provided thereby.

                  We hereby consent to the filing of this letter as Exhibit
5.3 to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins